UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): Tuesday, January 4, 2011
EMS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-06072	58-1035424

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Engineering Drive Norcross, Georgia	30092

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (770) 263-9200
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.
The Board of Directors (the “Board”) of EMS Technologies, Inc. (the “Company”) adopted an Amended and Restated Shareholder Rights Plan, effective January 4, 2011 (the “Amended Plan”). The Amended Plan amends and restates the Shareholder Rights Plan adopted in 2009, and eliminates the concept of “disinterested directors” and related provisions.
The Amended Plan provides for the elimination of the concept of “disinterested directors” and related provisions. Under the original plan, any person affiliated or associated with an Acquiring Person (generally, a person or group who beneficially owns more than 20% of our outstanding shares) would not qualify as a disinterested director. The original plan required the consent of a majority of these disinterested directors to take significant actions under the plan, including the amendment of the plan or the redemption of the Rights under the plan prior to specified triggering events. The Amended Plan also includes other conforming changes consistent with the removal of the concept of disinterested directors.
The foregoing descriptions of the amendments set forth in the Amended Plan are general descriptions only and are qualified in their entirety by reference to the Amended Plan, which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c) The following exhibit is furnished as part of this Form 8-K.

Exhibit
No.	Description

4.1	EMS Technologies, Inc. Amended and Restated Shareholder Rights Plan dated as of January 4, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMS TECHNOLOGIES, INC.
Date: January 7, 2011	By:	/s/ Gary B. Shell
Gary B. Shell
Senior Vice President, Chief Financial Officer and Treasurer